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                                                                     EXHIBIT 1.1

                        6,085,000 Shares of Common Stock

                                AEROPOSTALE, INC.

                             UNDERWRITING AGREEMENT

                                                                 July [  ], 2003

BEAR, STEARNS & CO. INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED as Representatives of the several Underwriters named in
Schedule I attached hereto
c/o Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, New York 10179

Ladies and Gentlemen:

                  The persons and entities listed on Schedule II hereto (the "Selling Stockholders") propose, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 6,085,000 shares (the "Firm Shares") of the common stock, par value $0.01 per share (the "Common Stock"), of Aeropostale, Inc., a corporation organized and existing under the laws of Delaware (the "Company"), and for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriters, the Selling Stockholders propose to sell up to an additional 912,750 shares (the "Additional Shares") of Common Stock. The Firm Shares and any Additional Shares purchased by the Underwriters are referred to herein as the "Shares." The Shares are more fully described in the Registration Statement and Prospectus referred to below. Bear, Stearns & Co. Inc. ("Bear Stearns") and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as lead managers (the "Lead Managers") in connection with the offering and sale of the Shares contemplated herein (the "Offering").

                  1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with each of the Underwriters as of the date hereof and the Closing Date that:

                           (a) The Company has filed with the Securities and
Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-106597), and amendments thereto, and related preliminary prospectuses for the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the Shares, which

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registration statement, as so amended (including post-effective amendments), has been declared effective by the Commission and copies of which have heretofore been delivered to the Underwriters. The registration statement, as amended at the time it became effective, including the exhibits and information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or 434(d) under the Securities Act, is hereinafter referred to as the "Registration Statement." If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Securities Act registering additional shares of Common Stock (a "Rule 462(b) Registration Statement"), then, unless otherwise specified, any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement. Other than a Rule 462(b) Registration Statement, which, if filed, becomes effective upon filing, no other document with respect to the Registration Statement has heretofore been filed with the Commission. All of the Shares have been registered under the Securities Act pursuant to the Registration Statement or, if any Rule 462(b) Registration Statement is filed, will be duly registered under the Securities
Act with the filing of such Rule 462(b) Registration Statement. No stop order suspending the effectiveness of either the Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission. The Company, if required by the Securities Act and the rules and regulations of the Commission (the "Rules and Regulations"), proposes to file a prospectus with the Commission pursuant to Rule 424(b) of the Rules and Regulations. The prospectus, in the form in which it is to be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, or, if the prospectus is not to be filed with the Commission pursuant to Rule 424(b), the prospectus in the form included as part of the Registration Statement at the time the Registration Statement became effective, is hereinafter referred to as the "Prospectus," except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the Offering which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the Rules and Regulations), the term "Prospectus" shall also refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. Any preliminary prospectus or prospectus subject to completion included in the Registration Statement or filed with the Commission pursuant to Rule 424 under the Securities Act is hereafter called a "Preliminary
Prospectus." Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act (as defined below) on or before the effective date of the Registration Statement, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the effective date of the Registration

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Statement, the date of such Preliminary Prospectus or the date of the
Prospectus, as the case may be, which is incorporated therein by reference and
(ii) any such document so filed. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a Preliminary Prospectus and the Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

                           (b) At the time of the effectiveness of the
Registration Statement or any Rule 462(b) Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 of the Rules and Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission, when any document filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), was or is filed and at the Closing Date and the Additional Closing Date, if any (as respectively defined in Section 3 hereof), the Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact and did not and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus or any related Preliminary Prospectus, in light of the circumstances under which they were made, not misleading. When any related Preliminary Prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) of the Rules and Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the Rules and Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related Preliminary Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter specifically for use therein ("Underwriters' Information"). The parties acknowledge and agree that such information provided by or on behalf of any Underwriter consists solely of the material included in ______________. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectus shall not be "materially different," as such term is used in Rule 434, from the Prospectus included in the Registration Statement at the time it became effective.

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                           (c) Deloitte & Touche LLP, who have certified the
financial statements and supporting schedules included and/or incorporated by reference in the Registration Statement, are independent public accountants as required by the Securities Act, the Exchange Act and the Rules and Regulations.

                           (d) Subsequent to the respective dates as of which
information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, the Company has not declared, paid or made any dividends on its capital stock and there has been no material adverse change or any development involving a prospective material adverse change on (i) the business, prospects, properties, operations, condition (financial or other), stockholders' equity (investment) or results of operations of the Company and the subsidiary of the Company listed on Exhibit 21 of the Registration Statement (the "Subsidiary"), taken as a whole; (ii) the long-term debt of the Company; (iii) the capital stock of the Company; (iv) the Offering, or anything giving rise to any liability or obligation on the part of the Underwriters; or (v) the consummation of the transactions contemplated by this Agreement or the Company's performance of its obligations hereunder (any of the events described in (i) through (v), a "Material Adverse Change" or "Material Adverse Effect"), whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet presented and/or incorporated by reference in the Registration Statement and the Prospectus, neither the Company nor the Subsidiary has incurred or undertaken any liabilities or obligations, direct or indirect, liquidated or contingent, or entered into any transactions, which are material to the Company and the Subsidiary taken as a whole, except for liabilities or obligations which are reflected in the Registration Statement and the Prospectus.

                           (e) This Agreement and the transactions contemplated
herein have been duly and validly authorized by the Company and this Agreement has been duly and validly executed and delivered by the Company.

                           (f) The execution, delivery and performance of this
Agreement, and the consummation of the transactions contemplated hereby, do not and will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property, operations or assets of the Company or the Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary or their respective properties or assets may be bound or (ii) violate or conflict with any provision of the certificate or articles of incorporation, by-laws or other organizational documents of the Company or the Subsidiary or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or the Subsidiary or any of their respective properties, operations or assets. No consent,

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approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body, domestic or foreign, having jurisdiction over the Company or the Subsidiary or any of their respective properties, operations or assets or any other third party is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, by the Registration Statement and by the Prospectus, except the registration under the Securities Act of the Shares, which has become effective, and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

                           (g) The authorized, issued and outstanding capital
stock of the Company is, and after giving effect to the Offering will be, as set forth in the condensed consolidated balance sheet of the Company as of May 3, 2003 included in the Prospectus, excluding the exercise of any options described in the Prospectus under the caption "Prospectus Summary--The Offering," to the extent such exercise occurred following May 3, 2003. All of the issued shares of capital stock of the Company, including the Shares, have been duly and validly authorized and issued, are fully paid and non-assessable, were not issued in violation of or subject to any preemptive or similar rights. The Common Stock, the Firm Shares and the Additional Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus. Except as disclosed in or specifically contemplated by the Prospectus, the Company has no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any shares of its capital stock or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights convertible securities or obligations.

                           (h) The Subsidiary is the only subsidiary (as defined
in Rule 405 of the Securities Act) of the Company. Each of the Company and the Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. All of the issued shares of capital stock of the Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, charges, mortgages, pledges, security interests, equities, claims, trusts or other encumbrances, preferential arrangements, defects or restrictions of any kind whatsoever. Each of the Company and the Subsidiary is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which could not reasonably be expected to have, in the aggregate, a Material Adverse Effect. Each of the Company and the Subsidiary has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits (each, a "Consent" and collectively, the "Consents") of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its

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properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus, except where the failure to obtain such consent approval, authorization, order, registration, license or permit could not reasonably be expected to have a Material Adverse Effect. No Consent contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus.

                           (i) Except as described in the Prospectus, there is
no legal or governmental proceeding, including routine litigation, to which the Company or the Subsidiary is a party or of which any property of the Company or the Subsidiary is the subject which, singularly or in the aggregate, if determined adversely to the Company or the Subsidiary, is reasonably likely to have a Material Adverse Effect, and to the Company's knowledge, no such proceeding is threatened or contemplated by governmental authorities or threatened or contemplated by others, and the defense of all such claims against the Company in the aggregate, including routine litigation, is not reasonably likely to have a Material Adverse Effect.

                           (j) Neither the Company nor any of its affiliates
(other than Bear Stearns Merchant Banking and any affiliate thereof which is an underwriter in the Offering) has taken nor will any of them take, directly or indirectly, any action which is designed to, or which has constituted or which might reasonably be expected to, cause or result in, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

                           (k) Except as described in the Registration
Statement, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to rule 144A under, or Regulations D or S of, the Securities Act other than shares issued pursuant to employee benefit plans, qualified stock option plans or the employee compensation plans or pursuant to outstanding options, rights or warrants described in the Registration Statement and the Prospectus.

                           (l) Except for the Subsidiary, the Company owns no
capital stock or other beneficial interest, directly or indirectly, in any corporation, partnership, joint venture or other business entity.

                           (m) The financial statements, including the notes
thereto, and supporting schedules included and/or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries and the other entities for which financial statements are included and/or incorporated by reference in the Registration Statement and the Prospectus as of the dates indicated and the results of operations and cash flow for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved; and the

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supporting schedules included in the Registration Statement present fairly in accordance with generally accepted accounting principles the information required to be stated therein. No other financial statements or supporting schedules are required to be included and/or incorporated by reference in the Registration Statement. The other financial and statistical information and data included and/or incorporated by reference in the Registration Statement and the Prospectus present fairly the information included therein and have been prepared on a basis consistent with that of the financial statements included and/or incorporated by reference in the Registration Statement and the Prospectus and the books and records of the respective entities presented therein.

                           (n) All financial information contained in the
Registration Statement and the Prospectus relating to, relying on and/or incorporating by reference financial information of the Company's predecessor company is accurate in all material respects.

                           (o) No holder of securities of the Company has any
registration or other similar rights to have any equity or debt securities of the Company registered for sale by the Company under the Registration Statement or otherwise or included in the Offering, except for such rights as have been effectively waived.

                           (p) The Company is subject to the reporting
requirements of Section 13 or 15(d) of the Exchange Act and files any required reports with the Commission on EDGAR. The Common Stock is registered pursuant to
Section 12(b) of the Exchange Act and the outstanding shares of Common Stock (including the Shares) are listed on the NYSE (as defined in Section 13(b) below) and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

                           (q) The conditions for use of Form S-3 to register
the Offering under the Securities Act, as set forth in the General Instructions to such Form, have been satisfied.

                           (r) The documents incorporated or deemed to be
incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Act, the Exchange Act and the Rules and Regulations, and, when read together with the other information in the Prospectus, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                           (s) The Company is not, and upon consummation of the
transactions contemplated hereby, will not be, subject to registration as an "investment

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company" under the Investment Company Act of 1940 and will not be an entity
"controlled" by an "investment company" as defined in such act.

                           (t) The Company and the Subsidiary have good and
marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, charges, encumbrances and defects, except such as are described in the Registration Statement and the Prospectus or such as do not materially affect the value of such property; and any real property and buildings held under lease or sublease by the Company and the Subsidiary are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Subsidiary. Neither the Company nor the Subsidiary has received any notice of any claim adverse to their ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or the Subsidiary.

                           (u) The Company and the Subsidiary have accurately
prepared and timely filed all federal, state and other tax returns that are required to be filed by it and has paid or caused to be paid all taxes, assessments (including any interest or penalties), governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company and the Subsidiary are obligated to withhold from amounts owing to employees, creditors and third parties, that are due on or before the Closing Date (whether or not such amounts are shown as due on any tax return), except for any taxes, assessments and charges that do not in the aggregate exceed one hundred thousand dollars ($100,000), not yet paid by the Company. No deficiency assessment with respect to a proposed adjustment of the Company's or the Subsidiary's Federal, state, or other taxes is pending or, to the best of the Company's knowledge, threatened. There is no tax lien, whether imposed by any federal, state, or other taxing authority, outstanding against the assets, properties or business of the Company or the Subsidiary.

                           (v) There are no contracts or other documents
(including, without limitation, any voting agreement), which are required to be described in the Prospectus or filed as exhibits to the Registration Statement or the Prospectus by the Securities Act, the Exchange Act or by the Rules and Regulations and which have not been so described or filed.

                           (w) No relationship, direct or indirect, exists
between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Securities Act, the Exchange Act or the Rules and Regulations to be described in the Registration Statement or the Prospectus which is not so described and described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of

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the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement and the Prospectus. The Company has not, in violation of the Sarbanes-Oxley Act (the "S-O Act"), directly or indirectly, including through a Subsidiary, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit in the form of a personal loan to or for any director or executive officer of the Company.

                           (x) Except as disclosed in the Registration Statement
and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the transactions contemplated by this Agreement, the Registration Statement and the Prospectus or, to the Company's knowledge, any arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, shareholders, partners, employees, Subsidiaries or affiliates that may affect the Underwriters' compensation as determined by the NASD.

                           (y) The Company and the Subsidiary maintain a system
of internal accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           (z) Neither the Company nor the Subsidiary (i) is in
violation of its charter or by-laws, (ii) is in default (and no event has occurred which, with notice or lapse of time or both, would constitute such a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiary) under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) is in violation of any statute or any judgment, decree, order, rule or regulation of any court or governmental or regulatory agency or body having jurisdiction over the Company or the Subsidiary or any of their properties or assets, except, in the case of (ii) and (iii) above, any default or violation that could not reasonably be expected to have a Material Adverse Effect.

                           (aa) Each of the Company and the Subsidiary owns or
possesses the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, customer lists, and know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or

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procedures) ("Intellectual Property") necessary for the conduct of their respective businesses as being conducted and as contemplated to be conducted in the future and as described and/or incorporated by reference in the Registration Statement and Prospectus and has no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such right of others. To the best of the Company's knowledge, all material technical information developed by and belonging to the Company which has not been patented has been kept confidential. To the Company's knowledge, there is no infringement by third parties of any such Intellectual Property; there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the Company's or the Subsidiary's rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim.

                           (bb) No labor disturbance by the employees of the
Company or the Subsidiary exists or, to the best of the Company's knowledge, is imminent and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or the Subsidiary's principal suppliers, manufacturers', customers or contractors, which, in either case, could reasonably be expected to have a Material Adverse Effect.

                           (cc) No "prohibited transaction" (as defined in
either Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan which could reasonably be expected to have a Material Adverse Effect; each employee benefit plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any "pension plan;" and each "pension plan" (as defined in ERISA) for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.

                           (dd) There has been no storage, generation,
transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company (or, to

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the Company's knowledge, any other entity for whose acts or omissions the
Company is or may be liable) upon any other property now or previously owned or leased by the Company or the Subsidiary, or upon any other property, which would be a violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, or which would give rise to any liability, except for any violation or liability which could not reasonably be expected to have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect. There has been no disposal discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or the Subsidiary has knowledge. The Company has not agreed to assume, undertake or provide indemnification for any liability of any other person under any Environmental Law, including any obligation for cleanup or remedial action, except as could not reasonably be expected to have a Material Adverse Effect.

                           (ee) Neither the Company, the Subsidiary nor, to the
Company's knowledge, any of their employees or agents has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States of any jurisdiction thereof.

                           (ff) The statistical and market-related data included
and/or incorporated by reference in the Registration Statement and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate.

                           (gg) The Company and the Subsidiary are in compliance
with all applicable provisions of the S-O Act that are currently in effect and require compliance on or before the date hereof. On the Closing Date and any Additional Closing Date, as applicable, the Company and the Subsidiary will be in compliance with all applicable provisions of the S-O Act that require compliance on or before such date. The Company and the Subsidiary are taking active steps to ensure that they will be in compliance with all other applicable provisions of the S-O Act that are not currently in effect upon and at all times after the required compliances dates set forth in any such provisions.

                           (hh) The Company and the Subsidiary have implemented
the "disclosure controls and procedures" (as defined in Rules 13a-14(c) and 15d-14(c) of the Exchange Act) required in order for the Chief Executive Officer and Chief Financial Officer of the Company to engage in the review and evaluation process mandated by the Exchange Act. The Company's and the Subsidiary's "disclosure controls and procedures" are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Rules and Regulations, and that all such information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

                           (ii) Except as disclosed in the Registration
Statement and the Prospectus, there are no outstanding guarantees or other contingent obligations of the Company or the Subsidiary that could reasonably be expected to have a Material Adverse Effect.

                           (jj) No event or circumstance has occurred or arisen
that would require the Company to make additional disclosure on Form 8-K and has not been so disclosed.

                  2. Representations and Warranties of the Selling Stockholders. Each of the Selling Stockholders severally represents and warrants to, and agrees with each of the Underwriters as of the date hereof, the Closing Date and any Additional Closing Date that:

                           (a) This Agreement has been duly and validly
authorized, executed and delivered by or on behalf of such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable against it, him or her in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

                           (b) Each of the Custody Agreements and Powers of
Attorney (each, a "Custody Agreement and Power of Attorney") signed by (i) such Selling Stockholder, (ii) the Company, as custodian (in such capacity, the "Custodian"), and (iii) Julian R. Geiger and Michael J. Cunningham, each the Selling Stockholders' attorney-in-fact (in such capacity, the "Attorney-In-Fact"), has been duly and validly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable against it, him or her in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

                           (c) Such Selling Stockholder agrees that the Shares
to be sold by it, him or her on deposit with the Custodian are subject to the interests of the Underwriters, that the arrangements made for such custody are to that extent irrevocable, and that the obligations of such Selling Stockholder hereunder shall not be terminated, except as provided in this Agreement or in the Custody Agreement and Power of Attorney, by any act of the Selling Stockholder, by operation of law, by death or incapacity of such Selling Stockholder or by the occurrence of any other event. If such Selling Stockholder should die or become incapacitated, or if any other event should occur, before the delivery of the Shares to be sold by such Selling Stockholder hereunder, the documents evidencing the Shares to be sold by such Selling Stockholder then on deposit with the Custodian shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodian shall have received notice thereof.

                           (d) Such Selling Stockholder is the lawful owner of
the Shares proposed to be sold by such Selling Stockholder hereunder and upon sale and delivery of, and payment for, such Shares as provided herein, such Selling Stockholder will convey to the Underwriters good and marketable title to such Shares, free and clear of all liens, charges, encumbrances, equities, claims and security interests whatsoever. Certificates for all of the Shares to be sold by such Selling Stockholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with the Custodian with irrevocable conditional instructions to deliver such Shares to the Underwriters pursuant to this Agreement.

                           (e) Such Selling Stockholder has good and valid title
to all of the Shares which may be sold by such Selling Stockholder pursuant to this Agreement on such date and the legal right and power and capacity, and all authorizations and approvals required by law to enter into this Agreement and the applicable Custody Agreement and Power of Attorney, to sell, transfer and deliver all of the Shares which may be sold by such Selling Stockholder pursuant to this Agreement and to comply with its, his or her other obligations hereunder and thereunder.

                           (f) No consent, approval, authorization or order of
any court or governmental agency or body is required for the execution, delivery and performance by such Selling Stockholder of this Agreement and the consummation by the Selling Stockholder of the transactions contemplated herein, except (i) such as may have been obtained under the Securities Act, (ii) such as may be required under the state securities laws or the blue sky laws or any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters and (iii) such other approvals as have been obtained.

                           (g) The execution, delivery and performance of this
Agreement, the Power of Attorney and the Custody Agreement by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated hereby and thereby or the fulfillment of the terms hereof by such Selling Stockholder will not conflict with, result in a breach or violation of, or constitute a default under any law or the terms of any indenture or other agreement or instrument to which such Selling

Stockholder is party or bound, or to which any of the property or assets of such Selling Stockholder is subject, nor will such actions result in any violation of the provisions of the charter or bylaws or certificate of formation or partnership agreement or the articles of partnership, as applicable, of the Selling Stockholder or, any judgment, order or decree applicable to the Selling Stockholder or any court or regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Selling Stockholder.

                           (h) Such Selling Stockholder does not have any
registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering of the Shares, except for such rights as have been waived or which are described in the Registration Statement and the Prospectus or incorporated by reference therein.

                           (i) Such Selling Stockholder does not own any
warrants, options or similar rights to acquire, and do not have any right or arrangement to acquire, any capital stock, right, warrants, options or other securities from the Company, other than those described in the Registration Statement and the Prospectus.

                           (j) All information furnished by or on behalf of such
Selling Stockholder in writing for use in the Registration Statement and Prospectus is true, correct, and complete in all material respects and does not and will not contain any untrue statement of a material fact; provided that this representation and warranty is made only as to information contained in the Registration Statement or the Prospectus under the caption "Principal and Selling Stockholders" and relating to such Selling Stockholder.

                           (k) Such Selling Stockholder has not taken and will
not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

                           (l) Such Selling Stockholder has not distributed and
will not distribute, prior to the later of the Additional Closing Date, if any, and the completion of the Underwriters' distribution of the Shares, any offering material in connection with the offering and sale of the Shares by the Selling Stockholder other than a Preliminary Prospectus, the Prospectus or the Registration Statement.

                           (m) The representations and warranties of such
Selling Stockholder in the Custody Agreements and Powers of Attorney are and will be true and correct. Any certificate signed by or on behalf of such Selling Stockholder and delivered to the Representatives or to Underwriters' Counsel shall be deemed to be a representation and warranty by such Selling Stockholder to each Underwriter as to the matters covered thereby.

                  3.       Purchase, Sale and Delivery of the Shares.

                           (a) On the basis of the representations, warranties,
covenants and agreements herein contained, but subject to the terms and conditions herein set forth, each Selling Stockholder agrees to sell to the Underwriters and the Underwriters, severally and not jointly, agree to purchase from the Selling Stockholders, at a purchase price per share of $[ ], the number of Firm Shares set forth opposite the respective names of the Underwriters in
Schedule I hereto plus any additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof.

                           (b) In addition, on the basis of the representations,
warranties, covenants contained herein, but subject to the terms and conditions set forth herein, the Selling Stockholders grant to the Underwriters, severally and not jointly, the option to purchase up to 912,750 Additional Shares at the same purchase price per share to be paid by the Underwriters to the Selling Stockholders for the Firm Shares as set forth in this Section 3, for the sole purpose of covering over-allotments in the sale of Firm Shares by the Underwriters. This option may be exercised one time, in whole or in part, on or before the thirtieth day following the date of the Prospectus, by written notice by you to the Selling Stockholders. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by you, when the Additional Shares are to be delivered (such date and time being herein sometimes referred to as the "Additional Closing Date"); provided, however, that the Additional Closing Date shall not be earlier than the Closing Date or earlier than the second full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Certificates for the Additional Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Additional Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date.

                  The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same ratio to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 10 hereof) bears to the total number of Firm Shares, subject, however, to such adjustments to eliminate any fractional shares as Bear, Stearns & Co. Inc. in its sole discretion shall make.

                  If the Underwriters exercise their option under this Section 3(b) to purchase less than all of the Additional Shares remaining, then the number of Additional Shares to be sold to the Underwriters by each of the Selling Stockholders shall be the number which bears the same ratio to the aggregate number of Additional Shares being purchased as the number of Additional Shares set forth opposite the name of such Selling Stockholder in Schedule II hereto bears to the total number of Additional Shares, subject however, to such adjustments to eliminate any fractional shares as Bear, Stearns & Co. Inc. in its sole discretion shall make.

                           (c) Payment of the purchase price for, and delivery
of certificates for, the Shares shall be made at the office of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York 10022, ("Underwriters' Counsel") or at such other place as shall be agreed upon by Bear, Stearns & Co. Inc., Merrill Lynch & Co. and the Custodian, at 10:00 A.M., New York City time on the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) (unless postponed in accordance with the provisions of Section 10 hereof) following the date of the effectiveness of the Registration Statement (or, if the Company has elected to rely upon Rule 430A of the Regulations, the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) after the determination of the public offering price of the Shares), or such other time not later than ten business days after such date as shall be agreed upon by Bear, Stearns & Co. Inc., Merrill Lynch & Co. and the Custodian (such time and date of payment and delivery being herein called the "Closing Date").

                           (d) Payment for the Shares shall be made to or upon
the order of the Selling Stockholders by wire transfer in Federal (same day) funds to the Selling Stockholders upon delivery of certificates for the Shares to you through the facilities of The Depository Trust Company for the respective accounts of the several Underwriters against receipt therefor signed by you. The Custodian is authorized to deduct the amount payable by each Selling Stockholder under Section 5(b) hereof from the proceeds to the Selling Stockholders hereunder and to hold such amounts for the account of the Selling Stockholders with the Custodian under the Custody Agreement and Power of Attorney. Certificates for the Shares to be delivered to you shall be registered in such name or names and shall be in such denominations as you may request at least one business day before the Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

                  4. Offering. Upon your authorization of the release of the Firm Shares, the Underwriters propose to offer the Shares for sale to the public upon the terms and conditions set forth in the Prospectus.

                  5. Covenants of the Company; Covenants of the Selling Stockholders. (A) The Company covenants and agrees with each of the Underwriters that:

                           (a) The Registration Statement and any amendments
thereto have become effective, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b), or Rule 434, the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) within the prescribed time period and will provide evidence satisfactory to you of such timely filing. If the Company elects to rely on Rule 434, the Company will prepare and file a Term Sheet that complies with the requirements of Rule 434 and provide the Underwriters with copies of such filings prior to their use.

                  The Company will notify you immediately (and, if requested by you, will confirm such notice in writing) (i) when the Registration Statement and any amendments thereto become effective; (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information; (iii) of the Company's intention to file or prepare any amendments to the Registration Statement (including pursuant to Rule 462(b)), the Term Sheet or any supplement, revision or amendment to the Registration Statement or the Prospectus; (iv) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus; (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, it being understood that the Company shall make every reasonable effort to avoid the issuance of any such stop order; (vi) of the receipt of any comments from the Commission; and
(vii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b) or Rule 434) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement and, until this offering is finished and for so long as a Prospectus is required to be delivered in connection with the sale of the Shares, the Company will not, file any document under the Exchange Act if such document would be deemed to be incorporated by reference into the Prospectus, in any such case before or after the effective date of the Registration Statement to which you shall reasonably object in writing after being timely furnished in advance a copy thereof. The Company will provide you with copies of all such amendments, filings and other documents a sufficient time prior to any filing or other publication thereof to permit you a reasonable opportunity to review and comment thereon.

                           (b) The Company shall comply with the Securities Act
and the Exchange Act to permit completion of the distribution as contemplated in this Agreement, the Registration Statement and the Prospectus. If at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act or the Exchange Act in connection with the sale of Shares, any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances existing at the time of delivery to the purchaser, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement (by filing an amendment or supplement to the Prospectus or the Registration Statement, by filing any document incorporated by reference in the Registration Statement or Prospectus or in any amendment thereof or supplement thereto, or otherwise) to comply with the Securities Act, the Exchange Act or the Rules and Regulations, the Company will notify you promptly and prepare and file with the Commission, subject to the second paragraph of
Section 5(a) hereof, an appropriate amendment or supplement (in form and substance satisfactory to you) which will correct such statement or omission or which will effect such compliance and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

                           (c) The Company will promptly deliver to each of the
Representatives and Underwriters' Counsel a signed copy of the Registration Statement, including all consents and exhibits filed therewith and all amendments thereto, and the Company will promptly deliver to each of the Underwriters such number of copies of any Preliminary Prospectus, the Prospectus, the Registration Statement, all amendments of and supplements to such documents, if any, and all documents incorporated by reference in the Registration Statement, Prospectus or any amendment thereof or supplement thereto, as you may reasonably request. Prior to 10:00 A.M., New York time, on the second business day after the date of this Agreement and from time to time thereafter the Company will furnish the Underwriters with copies of the Prospectus in New York City in such quantities as you may reasonably request.

                           (d) The Company shall promptly deliver to each of the
Underwriters and to Underwriters' Counsel copies of the Preliminary Prospectus, and the Company consents to the use and delivery of the Preliminary Prospectus by the Underwriters in accordance with Rule 430 and Section 5(b) of the Securities Act. The Company shall also furnish to each of the Underwriters copies of the final Prospectus as requested by any of the Underwriters.

                           (e) The Company will use its best efforts, in
cooperation with you, at or prior to the time of effectiveness of the Registration Statement, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions (domestic or foreign) as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

                           (f) The Company will make generally available to its
security holders and to the Underwriters as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule

158(c) under the Securities Act), an earnings statement of the Company and the Subsidiary (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

                           (g) During the period of 90 days from the date of the
Prospectus, the Company will not, directly or indirectly, without your prior written consent, issue, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of, make any short sale or maintain any short position, establish or increase a "put equivalent position" or liquidate or decrease a "call equivalent position" (in each case within the meaning of Section 16 of the Exchange Act, and all rules and regulations promulgated thereunder), or otherwise enter into any swap, derivative transaction or other transaction or arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock (whether or not such transaction is to be settled by delivery of Common Stock, other securities, cash or other consideration) or otherwise dispose of, any Common Stock (or any securities convertible into, exercisable or exchangeable for Common Stock) or interest therein of the Company or of any of the Subsidiaries, and the Company will obtain the undertaking of each of its officers and directors and such of its stockholders as have been heretofore designated by you and listed on
Schedule II attached hereto not to engage in any of the aforementioned transactions on their own behalf, other than (1) the grant and exercise of options under, or the issuance and sale of shares pursuant to, employee stock option plans in effect upon the Closing, as described in the Registration Statement and (2) transfers by such officers, directors and stockholders of any Common stock (i) to any parents, mother-in-law or father-in-law, husband or wife, brother or sister, sister-in-law or brother-in-law, son-in-law or daughter-in-law and children of such officers, directors or stockholders (each, a "Family Member") or (ii) to a trust for the direct or indirect benefit of such officer, director or stockholder or any of their respective Family Members, provided that any such transferee, including the trustee of any such trust, agrees to be bound in writing by the restrictions set forth herein and confirms in writing that it has been subject to such restrictions since the date hereof, and provided further that any such transfer shall not involve a disposition for value.

                           (h) During the period of three years from the
effective date of the Registration Statement, the Company will furnish to you copies of all reports or other communications (financial or other) furnished to security holders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and the Subsidiary are consolidated in reports furnished to its security holders generally or to the Commission).

                           (i) The Company will use its best efforts to effect
and maintain the listing of the Shares on the New York Stock Exchange.

                           (j) The Company, during the period when the
Prospectus is required to be delivered under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the Securities Act, the Exchange Act and the Rules and Regulations within the time periods required thereby.

                           (k) The Company will not take, and will cause its
affiliates (within the meaning of Rule 144 under the Securities Act) (other than Bear Stearns Merchant Banking and any affiliate thereof which is an underwriter in the Offering) not to take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.

                  B. Each Selling Stockholder covenants and agrees with each Underwriter to:

                           (a) deliver to the Representatives prior to the
Closing Date, a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States Person) or Form W-9 (if the Selling Stockholder is a United States Person);

                           (b) promptly notify the Company and the
Representatives if, at any time prior to the date on which the distribution of the Shares as contemplated herein and in the Prospectus has been completed, as determined by the Representatives, such Selling Stockholder has knowledge of the occurrence of any event as a result of which the Prospectus or the Registration Statement, in each case as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                           (c) cooperate to the extent necessary to cause the
Registration Statement or any post-effective amendment thereto to become effective at the earliest possible time and to do and perform all things to be done and performed under this Agreement prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Shares pursuant to this Agreement;

                           (d) pay or to cause to be paid all transfer taxes,
stamp duties and other similar taxes with respect to the Shares, if any, to be sold by such Selling Stockholder; and

                           (e) deliver to Bear, Stearns & Co. Inc. on or prior
to the date of this Agreement each lock-up agreement referenced in Section 7(h) hereof.

                  6. Payment of Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company and the Selling Stockholders hereby agree to pay all costs and expenses incident to the performance of their respective obligations hereunder, including the following: (i) all expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers and the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Securities Act; (ii) the cost of producing any Agreement Among Underwriters, this Agreement, the blue sky memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(A)(e) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the blue sky survey; (iv) all fees and expenses in connection with listing the Shares on the New York Stock Exchange; (v) all travel expenses of the Company's officers and employees and any other expense of the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Shares; (vi) any stock transfer taxes incurred in connection with this Agreement or the Offering; (vii) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the NASD of the terms of the sale of the Shares and (viii) the fees of the Custodian and other fees and expenses related to the offering of Shares by the Selling Stockholders. The Company also will pay or cause to be paid: (i) the cost of preparing stock certificates; (ii) the cost and charges of any transfer agent or registrar; and (iii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 6. It is understood, however, that except as provided in this Section 6, and Sections 8 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the reasonable fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make. Notwithstanding anything to the contrary in this Section 6, in the event that this Agreement is terminated pursuant to Section 7 hereof, or subsequent to a Material Adverse Change, the Company will pay all out-of pocket expenses of the Underwriters incurred in connection herewith.

                  7. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 7 "Closing Date" shall refer to the Closing Date for the Firm Shares and any Additional Closing Date, if different, for the Additional Shares), to the absence from any certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 7 of any misstatement or omission, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder, and to each of the following additional terms and conditions:

                           (a) The Registration Statement shall have become
effective and all necessary approvals from the New York Stock Exchange shall have been received not later than 5:30 P.M., New York time, on the date of this Agreement or at such later time and date as shall have been consented to in writing by you; if the Company shall have elected to rely upon Rule 430A or Rule 434 of the Rules and Regulations, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 5(a) hereof and a form of the Prospectus containing information relating to the description of the Shares and the method of distribution and similar matters shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period; and, at or prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

                           (b) At the Closing Date, you shall have received (i)
the written opinion of Kirkland & Ellis LLP, counsel for the Company, dated the Closing Date addressed to the Underwriters in the form attached as Exhibit A hereto, which shall be reasonably satisfactory to Underwriters' Counsel; and
(ii) the written opinion of Kirkland & Ellis LLP, counsel for the Selling Stockholders, dated the Closing Date addressed to the Underwriters in a form reasonably satisfactory to Underwriters' Counsel.

                           (c) All proceedings taken in connection with the sale
of the Firm Shares and the Additional Shares as herein contemplated shall be satisfactory in form and substance to you and to Underwriters' Counsel, and the Representatives shall have received from Underwriters' Counsel a favorable opinion, dated as of the Closing Date with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as you may require, and the Company shall have furnished to Underwriters' Counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                           (d) At the Closing Date, you shall have received a
certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date, to the effect that (i) the condition set forth in subsection (a) of this Section 7 has been satisfied, (ii) as of the date hereof and as of the Closing Date the representations and warranties of the Company set forth in Section 1 hereof are accurate, (iii) as of the Closing Date all agreements, conditions and obligations of the Company to be performed or complied with hereunder on or prior thereto have been duly performed or complied with, (iv) the Company and the Subsidiary have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, (v) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus there has not been any Material Adverse Change, and (vi) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission.

                           (e) At the time this Agreement is executed and at the
Closing Date, you shall have received a comfort letter, from Deloitte & Touche LLP, independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Underwriters and in form and substance satisfactory to the Underwriters and Underwriters' Counsel.

                           (f) You shall have received from Deloitte & Touche
LLP, a letter stating that the Company's system of internal accounting controls taken as a whole is sufficient to meet the broad objectives of internal accounting control insofar as those objectives pertain to the prevention or detection of errors or irregularities in amounts that would be material in relation to the financial statements of the Company and its subsidiaries.

                           (g) Subsequent to the execution and delivery of this
Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been any change in the capital stock or long-term debt of the Company or the Subsidiary or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and the Subsidiary taken as a whole, including, without limitation, the occurrence of a fire, flood, explosion or other calamity at any of the properties owned or leased by the Company or the Subsidiary, the effect of which, in any such case described above, is, in the judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus (exclusive of any supplement).

                           (h) You shall have received a duly executed lock-up
agreement from each person listed on Schedule II hereto substantially in the form attached hereto as Annex I.

                           (i) At the Closing Date, the Shares shall have been
approved for listing on the New York Stock Exchange.

                           (j) The NASD shall have confirmed that it has not
raised any objection with respect to the fairness and reasonableness of the Underwriting terms and arrangements.

                           (k) At the Closing Date, you shall have received a
certificate of an authorized representative of the Selling Stockholders, dated the Closing Date, to the effect that the representations and warranties of the Selling Stockholders set forth in Section 2 hereof are accurate and that each of the Selling Stockholders has complied with all agreements and satisfied all conditions on his or her part to be performed or satisfied hereunder at or prior to the Closing Date.

                           (l) The Company shall have furnished the Underwriters
and Underwriters' Counsel with such other certificates, opinions or other documents as they may have reasonably requested.

                           (m) On or prior to the Closing Date, you shall have
received a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof) from each Selling Stockholder.

                  If any of the conditions specified in this Section 7 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 7 shall not be reasonably satisfactory in form and substance to you and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be cancelled by you at, or at any time prior to, the Closing Date, and the obligations of the Underwriters to purchase the Additional Shares may be cancelled by you at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone. Any such telephone notice shall be confirmed promptly thereafter in writing.

                  8.       Indemnification.

                           (a) The Company shall indemnify and hold harmless
each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the

Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission contained in the Underwriters' Information. The parties agree that the Underwriters' Information consists solely of the material referred to in the second to last sentence of Section 1(b) hereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have including under this Agreement.

                           (b) Each Selling Stockholder shall, severally and not
jointly, indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact relating to such Selling Stockholder included in the Registration Statement for the registration of the Shares, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof or arise out of or are based upon the omission or alleged omission to state therein a material fact relating to such Selling Stockholder required to be stated therein or necessary to make the statements therein not misleading provided, however, that such Selling Stockholder will be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company expressly for use therein, it being agreed that the only such information is that which is included under the heading "Principal and Selling Stockholders" which relates to such Selling Stockholder; and provided, further, that in no such case shall any Selling Stockholder be liable or responsible for any amount in excess of the proceeds (net of the underwriting discount) applicable to the Shares sold by such Selling Stockholder pursuant to the transactions contemplated hereby. This indemnity agreement will be in addition to any liability which any Selling Stockholder may otherwise have including under this Agreement.

                           (c) Each Underwriter severally, and not jointly,
shall indemnify and hold harmless the Company, each Selling Stockholder, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission contained in the Underwriters' Information; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder. The parties agree that the Underwriters' Information consists solely of the material referred to in the second to last sentence of Section 1(b) hereof. This indemnity will be in addition to any liability which any Underwriter may otherwise have including under this Agreement.

                           (d) Promptly after receipt by an indemnified party
under subsection (a), (b) or (c) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 8 to the extent that it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that such indemnifying party may have otherwise than on account of the indemnity agreement hereunder). In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, an indemnifying party may participate at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying party does not diligently defend the action after assumption of the defense, or (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could have been sought under Section 8 or 9 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (x) (i) includes an unconditional release of the indemnified party from all liability arising out of such litigation, investigation, proceeding or claim, and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of the indemnified party, and
(y) the indemnifying party reaffirms its obligations pursuant to this Agreement.

                  9. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 8 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, each indemnifying party shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company and each Selling Stockholder, any contribution received by the Company and/or each Selling Stockholder from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company and/or the Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company, each Selling Stockholder and one or more of the Underwriters may be subject, in such proportions as are appropriate to reflect the relative benefits received by the Company, each Selling Stockholder and the Underwriters under this Agreement or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 8 hereof, in such proportions as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, each Selling Stockholder and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company, each Selling Stockholder and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by each Selling Stockholder, respectively, bear to (y) the underwriting discount received by the respective Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus.

         The relative fault of each of the Company, any Selling Stockholder and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholder or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section
9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 9, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares are underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company and any Selling Stockholder, as applicable, subject in each case to clauses (i) and (ii) of the immediately preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 9 or otherwise. The obligations of the Underwriters to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

                  10.      Default by an Underwriter.

                           (a) If any Underwriter or Underwriters shall default
in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by you pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Additional Shares, the Firm Shares or Additional Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the numbers of Firm Shares set forth opposite their respective names in Schedule I hereto bear to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters, subject, however, to such adjustments to eliminate fractional shares as you in your sole discretion shall make.

                           (b) In the event that such default relates to more
than 10% of the Firm Shares or Additional Shares, as the case may be, you may in your discretion arrange for yourself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Firm Shares or Additional Shares, as the case may be, to which such default relates on the terms contained herein. In the event that within five calendar days after such a default you do not arrange for the purchase of the Firm Shares or Additional Shares, as the case may be, to which such default relates as provided in this Section 10, this Agreement or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Additional Shares shall thereupon terminate, without liability on the part of the Company or the Selling Stockholders with respect thereto (except in each case as provided in Sections 6, 8, 9, 12 and 13) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company and the Selling Stockholders for damages occasioned by its or their default hereunder.

                           (c) In the event that the Firm Shares or Additional
Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 10 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares.

                  11.      Default by Selling Stockholders.

                           (a) If any Selling Stockholder shall fail to sell and
deliver the number of Shares which such Selling Stockholder is obligated to sell hereunder, then the remaining Selling Stockholders shall have the right to increase, pro rata or otherwise, the number of Shares to be sold by them hereunder to the total number to be sold by all Selling Stockholders as set forth in Schedule II hereto. If the non-defaulting Selling Stockholders do not exercise such right to purchase all of the Shares of all of the defaulting Selling Stockholders, then the Underwriters may, at option of the Representatives, by notice from the Representatives to the Company and the non-defaulting Selling Stockholder(s), either (a) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 2, 6, 8, 9, 12 and 13 hereof shall remain in full force and effect or (b) elect to purchase the Shares which the non-defaulting Selling Stockholder(s) have agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve any Selling Stockholder so defaulting from liability, if any, in respect of such default.

                           (b) In the event that the Firm Shares or Additional
Shares to which the default relates are to be sold, the Underwriters shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable.

                  12. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriters, and the Company and the Selling Stockholders contained in this Agreement or in certificates of officers of the Company or any Subsidiary or of the Selling Stockholders submitted hereto or thereto, including the agreements contained in
Section 6, the indemnity agreements contained in Section 8 and the contribution agreements contained in Section 9, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company or the Selling Stockholders, any of their officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Sections 1 and 2 and the agreements contained in Sections 6, 8, 9, 12 and 13 hereof shall survive the termination of this Agreement, including termination pursuant to Section 10, 11 or 13 hereof.

                  13.      Effective Date of Agreement; Termination.

                           (a) This Agreement shall become effective, upon the
later of when (i) you and the Company shall have received notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. If either the public offering price or the purchase price per Share has not been agreed upon prior to 5:00 P.M., New York City time, on the fifth full business day after the Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability to the Company, the Selling Stockholders or the Underwriters except as herein expressly provided. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying you or by you notifying the Company. Notwithstanding the foregoing, the provisions of this Section 13 and of Sections 1, 2, 6, 8, 9, 12 and 14 through 19, inclusive, shall at all times be in full force and effect.

                           (b) You shall have the right to terminate this
Agreement, by notice to the Company and the Selling Stockholders, at any time prior to the Closing Date the obligations of the Underwriters to purchase the Additional Shares at any time prior to the Additional Closing Date, as the case may be, if (A) any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the market for the Company's securities or securities in general; or
(B) if trading on the New York Stock Exchange or on the American Stock Exchange shall have been suspended or made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange or on the American Stock Exchange by the New York Stock Exchange or by the American Stock Exchange or by order of the Commission or any other governmental authority having jurisdiction; or (C) if a banking moratorium has been declared by any state or federal authority or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or (D) any downgrading shall have occurred in the Company's corporate credit rating or the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization" as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act or if any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities; or (E) if there has been since the time of the execution of this Agreement or since the respective dates as of which information is given in the Prospectus (excluding any supplement thereto), any Material Adverse Effect, or
(F) (i) if there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (ii) if there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (i) or (ii) as in your judgment makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms and in the manner contemplated by the Prospectus.

                           (c) Any notice of termination pursuant to this
Section 13 shall be in writing.

                           (d) If this Agreement shall be terminated pursuant to
any of the provisions hereof (otherwise than pursuant to (i) notification by you as provided in Section 13(a) hereof or (ii) Section 10(b)), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by you, reimburse the Underwriters for all out-of-pocket expenses (including the fees and expenses of their counsel), incurred by the Underwriters in connection herewith.

                  14. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing, and:

                           (a) if sent to any Underwriter, shall be mailed,
delivered, or faxed and confirmed in writing, to such Underwriter c/o Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179, Attention:
Stephen Parish, Senior Managing Director, Equity Capital Markets and to Merrill Lynch, Pierce Fenner & Smith Incorporated, 4 World Financial Center, New York, NY , 10080 Attention: William Susman, with a copy to Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York, 10022, Attention: William
F. Schwitter, Esq.

                           (b) if sent to the Company or the Selling
Stockholders, shall be mailed, delivered, or faxed and confirmed in writing to Company at the addresses set forth in the Registration Statement, Attention:
Julian R. Geiger, with a copy to Kirkland & Ellis LLP, Citicorp Center, 153 East 53rd Street, New York, NY 10022, Attention: Joshua N. Korff, Esq.;

                           (c) if sent to the Selling Stockholders, shall be
mailed, delivered or faxed and confirmed in writing to the Custodian;

provided, however, that any notice to an Underwriter pursuant to Section 8 shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its acceptance facsimile to you, which address will be supplied to any other party hereto by you upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

                  15. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters, the Company, the Selling Stockholders and the controlling persons, directors, officers, employees and agents referred to in Sections 8 and 9 hereof, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons, directors, officers, employees, agents and their heirs and legal representatives, and it is not for the benefit of any other person, firm or corporation. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

                  16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Company and each Selling Stockholder irrevocably (a) submits to the jurisdiction of any court of the State of New York located in the City of New York, Borough of Manhattan, or the United State District Court for the Southern District of the State of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, the Registration Statement and the Prospectus (each, a "Proceeding"), (b) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (c) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) agrees not to commence any Proceeding other than in such courts, and (e) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum.

                  17. Counterparts. This Agreement may be executed in any number of counterparts, each of which may be delivered by facsimile and shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                  18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                  19. Time is of the Essence. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

                            [signature page follows]

                  If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

                                Very truly yours,

                                AEROPOSTALE, INC.

                                By: _______________________________________
                                    Julian R. Geiger
                                    Chairman of the Board and
                                    Chief Executive Officer

                                Each of the Selling Stockholders:

                                By:________________________________________
                                   Name:
                                   Title: Attorney-In-Fact for the Selling
                                          Stockholders

Accepted as of the date first above written

BEAR, STEARNS & CO. INC.

By: ___________________________________
Name:
Title:

MERRILL LYNCH,
PIERCE, FENNER & SMITH INCORPORATED

By: ___________________________________
Name:
Title:

On behalf of themselves and the other
Underwriters named in Schedule I hereto.

                                   SCHEDULE I

NAME OF UNDERWRITER                                     NUMBER OF FIRM SHARES
                                                            TO BE PURCHASED

NAME OF UNDERWRITER                                     NUMBER OF FIRM SHARES

                                                                 TO BE PURCHASED

TOTAL

                                   SCHEDULE II

                              SELLING STOCKHOLDERS

                       NUMBER OF        NUMBER OF
                         FIRM          ADDITIONAL
NAME                    SHARES           SHARES                  TOTAL

Total:

                                  SCHEDULE III

             NAMES OF STOCKHOLDERS SUBJECT TO THE LOCK-UP PROVISION

                                     ANNEX I

                            _______________ __, 2003

BEAR, STEARNS & CO. INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
as Representatives
of the several Underwriters
c/o Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, New York  10179

Attention: Equity Capital Markets

                  Aeropostale, Inc. Lock-Up Agreement

Ladies and Gentlemen:

         We refer to the proposed Underwriting Agreement (the "Underwriting Agreement"), between Aeropostale, Inc., a Delaware corporation (the "Company"), the selling stockholders named therein and you as representatives of the underwriters named in Schedule I thereto (the "Underwriters") relating to an underwritten offering (the "Offering") of common stock, $.01 par value (the "Common Stock"), of the Company.

         In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned hereby agrees that, without the prior written consent of Bear, Stearns & Co. Inc., the undersigned will not, directly or indirectly, during the period from the date hereof until ninety (90) days from the date of the final prospectus for the Offering (the "Lock-Up Period"),
(i) offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of, or (ii) make any short sale or maintain any short position, establish or increase a "put equivalent position" or liquidate or decrease a "call equivalent position" with respect to, any Relevant Security (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder), or otherwise enter into any swap, derivative transaction or other transaction or arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Relevant Security (whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration) other than any transfer of Relevant Securities to any parents, mother-in-law or father-in-law, husband or wife, brother or sister, sister-in-law or brother-in-law, son-in-law or daughter-in-law and children of the undersigned (each, a "Family Member") or to a trust for the direct or indirect benefit of the undersigned or his or her Family Members, PROVIDED that any such transferee, including the trustee of any such trust agrees to be bound in writing by the restrictions set forth herein, and provided that any such transfer shall not involve a disposition for value. As used herein "Relevant Security" means the Common Stock, any other equity security of the Company or the Subsidiary and any security convertible into, or exercisable or exchangeable for, any Common Stock or other such equity security.

         The undersigned hereby further agrees that, during the Lock-up Period, the undersigned (x) will not file or participate in the filing with the Securities and Exchange Commission of any registration statement, or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document with respect to any proposed offering or sale of a Relevant Security and (y) will not exercise any rights the undersigned may have to require registration with the Securities and Exchange Commission of any proposed offering or sale of a Relevant Security.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement and that this letter agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date first above written.

         This letter agreement shall be governed by and construed in accordance with the laws of the State of New York. Delivery of a signed copy of this letter by telecopier or facsimile transmission shall be effective as delivery of the original hereof.

                                            Very truly yours,

                                            By: _______________________________

                                            Print Name: _______________________